UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2009

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2009, the board of directors of the Company granted stock option, stock appreciation rights, restricted stock and phantom stock unit awards to the following named executive officers:

James A. Edmiston-
Stock Options - 65,000
Stock Appreciation Rights - 90,000
Restricted Stock - 45,000
Phantom Stock Units - 20,000

Stephen C. Haynes-
Stock Options - 12,000
Stock Appreciation Rights - 17,000
Restricted Stock - 14,000
Phantom Stock Units - 10,000

G. Michael Morgan-
Stock Options - 13,000
Stock Appreciation Rights - 25,000
Restricted Stock - 12,500
Phantom Stock Units - 12,500

Patrick R. Oenbring-
Stock Options - 15,000
Stock Appreciation Rights - 23,000
Restricted Stock - 15,000
Phantom Stock Units - 15,000

Robert Speirs-
Stock Options - 12,500
Stock Appreciation Rights - 20,000
Restricted Stock - 15,000
Phantom Stock Units - 13,000

The option awards were granted under the Harvest Natural Resources 2006 Long Term Incentive Plan, have an exercise price equal to the fair market value of the Company’s stock on the date of grant, vest one third per year over a three year period and expire seven years from the grant date.

The stock appreciation rights are cash based, vest at a rate of one third per year over a three year period beginning the third year from the effective date of the grant and will expire seven years from the grant date.

The restricted stock awards were granted under the Harvest Natural Resources 2004 Long Term Incentive Plan and vest at the end of a three-year restriction period from the grant date. A certificate will be delivered to the named executive officer provided the named executive officer is still employed at the end of the restriction period.

Phantom stock units are cash based and are the economic equivalent of one share of the Company's common stock. They vest at a rate of one third per year over a three year period, beginning the third year from the grant date.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

June 24, 2009	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President